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                                                              Exhibit 23.5


                  CONSENT OF OSCAR GRUSS & SON, INCORPORATED


         We hereby consent to the inclusion of our opinion letter to the Special Committee of the Board of Directors of American Financial Enterprises, Inc. (the "Company") in the Joint Proxy Statement/Prospectus relating to the proposed merger of the Company with a subsidiary of American Financial Group Holdings, Inc. contained in the Registration Statement on Form S-4, as amended (File No. 333-31427), and to the references to our firm and such opinion in such joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is of the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the terms "experts" as used in the Act or the Regulations.



OSCAR GRUSS & SON, INCORPORATED


October 6, 1997